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                                                                    EXHIBIT 23.2




             CONSENT OF UNITED ENERGY DEVELOPMENT CONSULTANTS, INC. INDEPENDENT PETROLEUM ENGINEERING & GEOLOGICAL CONSULTING FIRM



         UEDC, as an independent petroleum engineering and geological consulting firm, hereby consents to the use of its Geologic Evaluations in the Registration Statement on Form S-1, No. 333-105811, filed June 4, 2003, Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1, No. 333-105811 filed July 28, 2003, and Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1, No. 333-105811 filed September 5, 2003, for Atlas America Public #12-2003 Program, and to the use by incorporation by reference of the Geologic Evaluations in the Registration Statement on Form 8-A and any supplements thereto, including pre-effective and post-effective amendments, for Atlas America Public #12-2003 Limited Partnership, and to all references to UEDC as having prepared such reports and as an expert concerning such reports.




UEDC, Inc.




/s/ Robin Anthony
-----------------------------------------------
Robin Anthony         April 16, 2004
Geologist             Pittsburgh, Pennsylvania